Exhibit 99.1

ANI PHARMACEUTICALS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

Baudette, Minnesota, March 5, 2014 — ANI Pharmaceuticals, Inc. (the "Company") (NASDAQ: ANIP) today announced that it has priced a firm commitment underwritten public offering of 1,402,525 shares of the Company’s common stock at a purchase price to the public of $31.00 per share, resulting in net proceeds to the Company of $43.5 million (before estimated offering expenses payable by us). Oppenheimer & Co. Inc. and Roth Capital Partners are acting as joint book-running managers for the offering. The offering is expected to close on or about March 10, 2014, subject to customary closing conditions. The Company also granted the underwriters a 30-day option to purchase up to an additional 210,378 shares. The Company expects to use the net proceeds of the offering to research, develop, commercialize and expand its drug products, to acquire complementary businesses and technologies and for working capital and general corporate purposes.

The securities described above are being offered by the Company pursuant to a "shelf" registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC) on June 17, 2011. A prospectus supplement and an accompanying prospectus will be filed with the SEC in connection with the offering. Once filed, the prospectus supplement and accompanying prospectus may be obtained by sending a request to Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com, or from Roth Capital Partners, LLC, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, (800) 678-9147, rothecm@roth.com, or by accessing the SEC's website at www.sec.gov.

Before investing in the offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ANI Pharmaceuticals

The Company is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. The Company has its own research and development team, manufacturing facilities, and sales and regulatory compliance personnel.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the potential benefits of the recent Merger, the Company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the Company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, subject to change. You should not place undue reliance on those statements because they are subject to numerous uncertainties, risks and other factors relating to the Company’s operations and business environment and other factors, all of which are difficult to predict and many of which are beyond the Company’s control.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may in the future face increased difficulty in importing raw materials and/or increased competition, for its Esterified Estrogen with Methyltestosterone Tablet product; competitive conditions for the Company's other products may intensify; the Company may be required to seek the approval of the U.S. Food and Drug Administration ("FDA") for its unapproved products or withdraw such products from the market; general business and economic conditions; the Company’s expectations regarding trends in markets for the Company’s current and planned products; the Company’s future cash flow and its ability to support its operations; the Company’s ability to obtain additional financing as needed; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance of such products; and the marketing success of the Company’s licensees or sublicensees.

These factors should not be construed as exhaustive and should be read in conjunction with the Company's other disclosures, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, including the factors described in “Item 1A. Risk Factors.” Other risks may be described from time to time in our filings made under the securities laws, including our quarterly reports on Form 10-Q and our current reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about the Company, please contact:

Arthur S. Przybyl

(218) 634-3608

arthur.przybyl@anipharmaceuticals.com